EXHIBIT 4

NUMBER                    INCORPORATED UNDER THE LAWS              SHARES
                            OF THE STATE OF FLORIDA


                           PUBLIX SUPER MARKETS, INC.




THIS CERTIFIES THAT






is the owner of

             FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                OF THE PAR VALUE OF ONE DOLLAR ($1.00) EACH OF

                           PUBLIX SUPER MARKETS, INC.

transferable on the books of the Corporation by the holder hereof in person, or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation at Lakeland, Florida, this ___ day of ________, A.D., _________.

/s/_______________________           /s/_____________________________
   Secretary                            President

For value received, ___________________ hereby sell, assign and transfer unto _______________________________________________________________________ shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________        _______________________________________
                                                        owner


______________________________        _______________________________________
          witness                                       owner

                                      NOTICE:  THE SIGNATURE OF THIS ASSIGNMENT
                                      MUST CORRESPOND WITH THE NAME AS WRITTEN
                                      UPON THE FACE OF THE CERTIFICATE, IN EVERY
                                      PARTICULAR, WITHOUT ALTERATION OR
                                      ENLARGEMENT, OR ANY CHANGE WHATEVER.